UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2022
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2022, Ann Wilson gave notice of her resignation from AppFolio, Inc. (the “Company”), including from her role as principal accounting officer, effective as of March 18, 2022. In connection with Ms. Wilson’s resignation, Fay Sien Goon, the Company’s Chief Financial Officer, will perform the functions of principal accounting officer from the date of Ms. Wilson’s resignation. Ms. Goon will continue to serve as the Company’s Chief Financial Officer.

Ms. Goon’s biographical information can be found in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 16, 2021. There are no arrangements or understandings between Ms. Goon and any other person pursuant to which she was selected to perform the functions of principal accounting officer. There are no family relationships between Ms. Goon and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no relationships involving Ms. Goon that are required to be reported pursuant to SEC regulations. Ms. Goon will not receive any adjustment to her compensation or any additional compensation in connection with performing the functions of principal accounting officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2022	AppFolio, Inc.

By: /s/ Fay Sien Goon
Name: Fay Sien Goon
Title: Chief Financial Officer